Exhibit 14(c)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the captions “Financial Highlights” and “Experts” in Form N-14 Registration Statement and related Proxy Statement/Prospectus and to the incorporation by reference of our reports dated February 10, 2006 for Goldman Sachs Tollkeeper Fund, Goldman Sachs Equity Growth Strategy Portfolio (formerly Goldman Sachs Aggressive Growth Strategy Portfolio), Goldman Sachs Balanced Strategy Portfolio, Goldman Sachs Growth and Income Strategy Portfolio and Goldman Sachs Growth Strategy Portfolio (five of the funds comprising Goldman Sachs Trust) in Form N-14 Registration Statement (File Nos. 33-17619 and 811-5349) and related Statement of Additional Information of Goldman Sachs Tollkeeper Fund, Goldman Sachs Equity Growth Strategy Portfolio, Goldman Sachs Balanced Strategy Portfolio, Goldman Sachs Growth and Income Strategy Portfolio and Goldman Sachs Growth Strategy Portfolio filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
ERNST & YOUNG LLP

New York, New York
January 18, 2007